Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Precision Therapeutics, Inc. of our report for the year ended December 31, 2017 dated April 2, 2018, except for Note 12 as to which the date is April 1, 2019, included in Amendment No. 1 to the Annual Report on Form 10-K of Precision Therapeutics, Inc. for the year ended December 31, 2018, filed on April 2, 2019.

Olsen Thielen & Co., Ltd

Roseville, Minnesota

April 3, 2019